UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2023

WORLDWIDE WEBB ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

770 E Technology Way F13-16 Orem, UT	84997
(Address of principal executive offices)	(Zip Code)

(415) 629-9066

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	WWACU	Nasdaq Global Market
Class A ordinary shares, par value $0.0001 per share	WWAC	Nasdaq Global Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	WWACW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Business Combination Agreement

On March 11, 2023, Worldwide Webb Acquisition Corp., a Cayman Islands exempted company (the “Company”), entered into the Business Combination Agreement (the “Business Combination Agreement”), with WWAC Amalgamation Sub Pte. Ltd., a Singapore private company limited by shares and a direct wholly-owned Subsidiary of the Company, with company registration number 202300520W (“Amalgamation Sub”), and Aark Singapore Pte. Ltd., a Singapore private company limited by shares, with company registration number 200602001D (“AARK”, together with the Company and Amalgamation Sub, collectively, the “Parties” and individually a “Party”). Aeries Technology Group Business Accelerators Private Limited, an Indian private company limited by shares (“Aeries”), is a subsidiary of AARK. AARK is wholly owned by Mr. Venu Raman Kumar (the “Sole Shareholder”).

The Business Combination Agreement and the transactions contemplated thereby were approved by the boards of directors of each of the Company, Amalgamation Sub and AARK, and by the sole shareholders of each of Amalgamation Sub and AARK.

The Business Combination

The Business Combination Agreement provides that, among other things, at the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement, in accordance with Section 215A of the Singapore Companies Act, Amalgamation Sub and AARK will amalgamate and continue as one company (the “Amalgamation”), with AARK being the surviving entity and becoming a subsidiary of the Company. Since Aeries is a subsidiary of AARK, upon the closing of the Business Combination it will be an indirect subsidiary of the Company. In connection with the Business Combination, the Company will change its name to “Aeries Technology, Inc.” The Amalgamation and the other transactions contemplated by the Business Combination Agreement are hereinafter referred to as the “Business Combination.”

The Business Combination is expected to close in the [third] quarter of 2023, subject to customary closing conditions, including the satisfaction of the minimum available cash condition, the receipt of certain governmental approvals and the required approval by the shareholders of the Company.

Business Combination Consideration

The aggregate consideration to be received by the owners of AARK and Aeries is based on a pre-transaction equity value of Aeries of $346 million. Pursuant to the Amalgamation:

•

All AARK Ordinary Shares that are issued and outstanding prior to the effective time of the Amalgamation (“Effective Time”) will remain issued and outstanding following the Effective Time and continue to be held by the Sole Shareholder.

•

All of the shares of Amalgamation Sub that are issued and outstanding as of the Effective Time shall be automatically converted into a number of newly issued AARK Ordinary Shares dependent upon available cash of the Company after redemptions and net of all liabilities, including transaction expenses.

Also, in connection with the Amalgamation:

•

The outstanding Class A ordinary shares of the Company that are not redeemed prior to the Closing Date will be converted into an equal number of Class A ordinary shares plus up to an additional 3,750,000 Class A ordinary shares (“Bonus Shares”) of the Company in aggregate; and

•

The Company will issue to NewGen Advisors and Consultants DWC-LLC, a company incorporated in Dubai, United Arab Emirates with limited liability under registration No. 8754 (the “Class V Shareholder”), one Class V ordinary share of the Company (the “Class V Ordinary Share”), which Class V Ordinary Share will have voting rights equal to (1) 26.0% of the total issued and outstanding Class A ordinary shares and (2) in certain circumstances, including the threat of a hostile change of control of the Company, 51% of the total issued and outstanding Class A ordinary shares and Class V Ordinary Share voting together as a class. Upon the exchange of any AARK Ordinary Shares for Class A ordinary shares pursuant to the Exchange Agreement (collectively, the “Converted Shares”), the voting power of the Class V Ordinary Share will be reduced in proportion to the AARK Ordinary Shares exchanged to that of the AARK Ordinary Shares held by the Sole Shareholder on Closing.

At the Effective Time (1) holders of the approximately 30% of Aeries shares that are not owned by AARK (the “Aeries Holders”) will enter into exchange agreements with Aeries and the Company, and (2) the Sole Shareholder will (and will cause the Class V Shareholder to) enter into an exchange agreement with AARK and the Company, in each case, as described further below.

Governance

The Parties have agreed to take actions such that, effective immediately after the Closing of the Business Combination: (1) the Company board of directors shall consist of seven directors, which shall be divided into three classes, designated Class I, II and III, with Class I consisting of three directors, Class II consisting of two directors and Class III consisting of two directors; and (2) the members of the board shall include Daniel Webb, current Chief Executive Officer of the Company, and five other individuals designated by AARK, four of whom shall meet the standards of independence for companies subject to the rules and regulations of Nasdaq Stock Market. Additionally, currently serving officers of Aeries will become all of the officers of the Company.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the Parties thereto that are customary for transactions of this type, including, among others, covenants providing for (1) certain limitations on the operation of the Parties’ respective businesses prior to consummation of the Business Combination, (2) the Parties’ efforts to satisfy conditions to consummation of the Business Combination, including by obtaining necessary approvals from governmental agencies, (3) prohibitions on the Parties soliciting alternative transactions, (4) the Company preparing and filing a proxy statement with the Securities and Exchange Commission (the “SEC”) and taking certain other actions to obtain the requisite approval of the Company’s shareholders to vote in favor of certain matters, including the adoption of the Business Combination Agreement and approval of the Business Combination, at a special meeting to be called for the approval of such matters, (5) the Company preparing and filing an extension proxy statement with the SEC, (6) the Parties’ cooperation and efforts to secure additional capital in the amount of $50,000,000, and (7) the protection of, and access to, confidential information of the Parties.

In addition, the Company has agreed to adopt an employee share option plan, as described in the Business Combination Agreement.

Conditions to Each Party’s Obligations

The obligations of the Parties to consummate the Business Combination are subject to certain closing conditions, including, but not limited to: (1) the approval of the Company’s shareholders; (2) the Company’s Class A ordinary shares to be issued in connection with the Business Combination transactions shall have been approved for listing on the Nasdaq Global Market or the Nasdaq Capital Market, subject to official notice of issuance; (3) no governmental authority has enacted, issued, promulgated, enforced or entered any law (that has not been rescinded) or governmental order which could make the transactions illegal or which otherwise prevents or prohibits consummation of the transactions; (4) no action initiated by a governmental authority shall be pending that could enjoin or prohibit the consummation of the transactions; and (5) the receipt of an opinion and accompanying reliance letter from a global accounting firm.

The obligations of AARK to consummate the Business Combination is also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (1) the representations and warranties of the Company and Amalgamation Sub being true and correct to the standards applicable to such representations and warranties, (2) each of the covenants of the Company and Amalgamation Sub under the Business Combination Agreement and the other transaction documents and each of the covenants of the Sponsor under the Sponsor Support Agreement shall have been performed in all material respects and (3) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination.

In addition, the obligations of the Company and Amalgamation Sub to consummate the Business Combination are also subject to the fulfillment (or waiver) of other closing conditions, including, but not limited to, (1) the representations and warranties of AARK being true and correct to the standards applicable to such representations and warranties and each of the covenants of AARK having been performed or complied with in all material respects, (2) delivery of certain ancillary agreements required to be executed and delivered in connection with the Business Combination, (3) delivery of evidence of consummation of the Pre-Closing Restructuring (as defined in the Business Combination Agreement), and (4) evidence that the Company has at least $5,000,001 net tangible assets (after deducting any amounts paid to the Company shareholders that exercise their redemption rights in connection with the Business Combination).

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the Closing of the Business Combination, including, but not limited to: (1) by written consent of AARK and the Company; (2) by either AARK or the Company with written notice to the other party, if any governmental authority shall have enacted any permanent Law or final, non-appealable governmental order which has the effect of making the transactions illegal or which otherwise prevents consummation of the transactions; (3) by either AARK or the Company with written notice to the other party, if the Company shareholder approval or the approval for the Company Extension Proposal is not obtained for failure to obtain the required vote to approve the transactions at the Company Shareholders’ Meeting; (4) by the Company with written notice to AARK, if there is any breach of any representation, warranty, covenant or agreement on the part of the AARK such that the conditions to the Company’s obligation to close would not be satisfied at the Effective Time, subject to a cure period; (5) by AARK with written notice to the Company, if there is any breach of any representation, warranty, covenant or agreement on the part of the Company or Amalgamation Sub set forth in the Business Combination Agreement, such that the conditions to AARK’s obligation to close, subject to a cure period; (6) by the Company with written notice to AARK, if (i) the Company does not timely deliver the written consent of the Company shareholders approving and adopting the Business Combination Agreement and approving the Business Combination and (ii) the Sole Shareholder does not timely deliver the approval by the Sole Shareholder of the Business Combination Agreement and the Business Combination; (7) by either the Company or AARK with written notice to the other party, if the Effective Time has not occurred on or prior to the later of (i) September 30, 2023, or (ii) the date to which the Company’s period to consummate a Business Combination is extended; or (8) by AARK with written notice to the Company, if Aggregate Cash set forth on the Company Closing Statement is less than $30,000,000.

A copy of the Business Combination Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Business Combination Agreement is qualified in its entirety by reference thereto. The Business Combination Agreement contains representations, warranties and covenants that the respective Parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective Parties and are subject to important qualifications and limitations agreed to by the Parties in connection with negotiating such agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the Parties rather than establishing matters as facts. The Company does not believe that these schedules contain information that is material to an investment decision.

Exchange Agreements

Concurrently the closing of the Business Combination the holders of Aeries shares other than AARK and the Sole Shareholder will each enter into an Exchange Agreement with the Company, Aeries and AARK (with such exchange agreements collectively, the “Exchange Agreements”). Pursuant to the Exchange Agreements, from and after April 1, 2024, and subject to the satisfaction of the exercise conditions specified therein:

•

the Company shall have the right to purchase from any shareholder the Aeries Shares or AARK Ordinary Shares held by such shareholder (the “Exchanged Shares”) in exchange for the delivery of the Stock Exchange Payment or, at the election of the Company, the Cash Exchange Payment.

•	each shareholder shall be entitled to deliver Exchanged Shares in exchange for the delivery of the Stock Exchange Payment or, at the election of the Shareholder, the Cash Exchange Payment.

•

in each case, the Cash Exchange Payment may only be elected in the event approval from the Reserve Bank of India is not obtained for a Stock Exchange Payment and provided the Company has reasonable cash flow to be able to pay the Cash Exchange Payment and such Cash Exchange Payment would not be prohibited by any then outstanding debt agreements or arrangements of the Company or any of its Subsidiaries.

•	“Stock Exchange Payment” means a number of Class A ordinary shares equal to the product of the number of Exchanged Shares multiplied by the applicable Exchange Rate.

•

“Exchange Rate” means, at any time, the number of Class A ordinary shares for which an Exchanged Share is entitled to be exchanged at such time. The Exchange Rate shall be 14.28 in the case of Aeries Shares and 2,227 in the case of AARK Ordinary Shares, in each case, subject to adjustment.

•

“Cash Exchange Payment” means an amount of cash equal to the number of Class A ordinary shares included in a Stock Exchange Payment multiplied by the 5-day volume weighted average price of the Class A ordinary shares.

A copy of the Form of Exchange Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Exchange Agreement is qualified in its entirety by reference thereto.

Sponsor Support Agreement

Concurrently with the execution of the Business Combination Agreement, the Company, Worldwide Webb Acquisition Sponsor, LLC (the “Sponsor”) and AARK entered into a Sponsor Support Agreement (the “Sponsor Support Agreement”) pursuant to which the Sponsor agreed to vote at any meeting of the shareholders of the Company all of its Company Class A ordinary shares held of record or thereafter acquired in favor of the proposals relating to the Business Combination. Sponsor also agreed that up to 1,500,000 Class B ordinary shares held by Sponsor shall be surrendered to the Company for no consideration and cancelled by the Company effective as of the Effective Time (such cancelled shares, the “Cancelled Shares”); provided that if Sponsor transfers up to 1,000,000 Class B ordinary shares to third parties in connection with seeking approval of an extension proposal (the “Extension Transfer Shares”), then such Extension Transfer Shares so transferred shall reduce (one for one) the number of Cancelled Shares.

Immediately following consummation of the Amalgamation: (1) if Company Available Cash is less than $50.0 million, then at the Effective Time, Sponsor shall surrender to the Company for no consideration 1,500,000 Class A ordinary shares issued to Sponsor upon conversion of the Company Class B ordinary shares held by Sponsor, and the Company shall cancel such Shares effective as of the Effective Date; and (2) if the Company Available Cash is $50.0 million or more, then at the Effective Time Sponsor will place 1,500,000 the Company Class A ordinary shares issued to Sponsor upon conversion of the Company Class B ordinary shares held by Sponsor into escrow (the “Earnout Shares”) to be held in escrow pursuant to an escrow agreement to be mutually agreed upon, by and among Sponsor, the Company, and AARK, and a mutually agreed upon escrow agent.

Earnout Shares shall be released from escrow pursuant to such escrow agreement, and delivered to Sponsor upon the satisfaction of the following thresholds (each, a “Triggering Event”):

(a)    if at any time from the Effective Time through the date that is the fifth anniversary of the Effective Time the VWAP of Class A ordinary shares is greater than or equal to $12.00 over any 20 trading days within any 30 trading day period (the “$12.00 Tranche”), Sponsor will receive 1/3 of the Earnout Shares;

(b)    if at any time from the Effective Time through the date that is the fifth anniversary of the Effective Time the VWAP of Class A ordinary shares is greater than or equal to $14.00 over any 20 trading days within any 30 trading day period (the “$14.00 Tranche”), Sponsor will receive an additional 1/3 of the Earnout Shares; and

(c)    if at any time from the Effective Time through the date that is the fifth anniversary of the Effective Time the VWAP of Class A ordinary shares is greater than or equal to $16.00 over any 20 trading days within any 30 trading day period (the “$16.00 Tranche”), Sponsor will receive the final 1/3 of the Earnout Shares.

The foregoing description of the Sponsor Support Agreement is subject to and qualified in its entirety by reference to the full text of the Sponsor Support Agreement, a copy of which is included as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

Sellers Support Agreement

In accordance with the Business Combination Agreement, AARK and the shareholders of Aeries (“Aeries Shareholders”) have signed a support agreements (the “Sellers Support Agreement”) with the Company, pursuant to which each such holder agrees to vote, at any meeting of the Aeries Shareholders, and in any action by written consent of the Aeries Shareholders, all Aeries Shares held by such shareholder (1) in favor of the approval and adoption of the Business Combination Agreement and the other transaction documents to which the Aeries is a party and (2) against any action, agreement, transaction or proposal that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Aeries under the Business Combination Agreement.

Each Aeries Shareholder also agreed not to (1) sell, assign or transfer any of the Aeries Shares except for a sale, assignment or transfer pursuant to the Business Combination Agreement, (2) deposit any Aeries Shares into a voting trust or enter into a voting contract or grant any proxy or power of attorney with respect thereto that is inconsistent with the Seller Support Agreement or (3) enter into any contract with respect to the transfer of any Aeries Shares.

Each Aeries Shareholder agreed to (1) cause Aeries and the Aeries Subsidiaries to comply with the covenants and agreements in the Business Combination Agreement, (2) to cause Aeries to take all actions required by the Business Combination Agreement and necessary to effect the transactions, and (3) cooperate to provide the Big Four Accounting Firm with such assistance and information as may be reasonably necessary to facilitate preparation of (i) the Big Four Opinion and (ii) any other ancillary documents reasonably necessary for the preparation of the Big Four Opinion.

Each Aeries Shareholder agree to abide and be bound by certain of the terms of the Business Combination Agreement as if such Aeries Shareholder were a party to the Business Combination Agreement and to cause the Group Companies to abide and be bound by certain of the terms of the Business Combination Agreement as if each such Group Company were a party to the Business Combination Agreement.

Each Aeries Shareholder agreed to, at the Effective Time, enter into an Exchange Agreement. AARK agreed to, at the Effective Time, enter into an Exchange Agreement.

The foregoing description of the Sellers Support Agreement is subject to and qualified in its entirety by reference to the full text of the form of Sellers Support Agreement, a copy of which is included as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 13, 2023, the Company and Aeries issued a joint press release announcing their entry into the Business Combination Agreement. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated herein by reference is the management presentation dated March 13, 2023, for use by the Company and Aeries in meetings with certain of its shareholders as well as other persons with respect to the Business Combination, as described in this Current Report on Form 8-K.

Attached as Exhibit 99.3 and incorporated herein by reference is a transcript of an investor call to be held on March 13, 2023, with respect to the Business Combination, as described in this Current Report on Form 8-K.

The foregoing (including Exhibits 99.1, 99.2 and 99.3) are being furnished pursuant to Item 7.01 of Form 8-K and will not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will the foregoing be deemed to be incorporated by reference in any filing under the Securities Act or the Exchange Act.

Where You Can Find Additional Information

This Current Report relates to a proposed business combination transaction among the Company and AARK pursuant to which AARK and Aeries would become subsidiaries of the Company, and the Company would be renamed Aeries Technology, Inc. In connection with the proposed transaction, the Company intends to file with the SEC a proxy statement to solicit shareholder approval of the proposed business combination (“proxy statement”). The definitive proxy statement (if and when available) will be delivered to the Company’s shareholders. The Company may also file other relevant documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the proxy statement (if and when available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge at Worldwide Webb Acquisition Corp., 770 E Technology Way F13-16, Orem, UT 84097, attention: Chief Executive Officer.

Participants in the Solicitation

The Company and its directors and executive officers are participants in the solicitation of proxies from the shareholders of the Company in respect of the proposed transaction. Information about the Company’s directors and executive officers and their ownership of the Company’s Class A ordinary shares is set forth in the Company’s Annual Report on Form 10-K for the partial-year ended December 31, 2021 filed with the SEC on April 1, 2022, and as amended on August 24, 2022. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available. You may obtain free copies of these documents as described in the preceding paragraph.

Cautionary Note Regarding Forward-Looking Statements

This Current Report contains forward-looking statements, including, among other things, statements regarding the anticipated benefits of the proposed transaction, the combined company becoming a publicly listed company, the anticipated impact of the proposed transaction on the combined companies’ business and future financial and operating results, and the anticipated timing of closing of the proposed transaction. Words such as “may,” “should,” “will,” “believe,” “expect,” “anticipate,” “target,” “project,” and similar phrases that denote future expectations or intent regarding the combined company’s financial results, operations, and other matters are intended to identify forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors that may cause future events to differ materially from the forward-looking statements in this report, including but not limited to: (i) the ability to complete the proposed transaction within the time frame anticipated or at all; (ii) the failure to realize the anticipated benefits of the proposed transaction or those benefits taking longer than anticipated to be realized; (iii) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect the price of the Company’s securities; (iv) the risk that the transaction may not be completed by the Company’s business combination deadline and the potential failure to obtain further extensions of the business combination deadline if sought by the Company; (v) the failure to satisfy the conditions to the consummation of the transaction, including the approval of the Business Combination Agreement by the shareholders of the Company, the satisfaction of the minimum cash on hand condition following redemptions by the public shareholders of the Company and the receipt of any governmental and regulatory approvals; (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (vii) the impact of COVID-19 on Aeries’s business and/or the ability of the Parties to complete the proposed transaction; (viii) the effect of the announcement or pendency of the transaction on Aeries’s business relationships, performance, and business generally; (ix) risks that the proposed transaction disrupts current plans and operations of Aeries and potential difficulties in Aeries employee retention as a result of the proposed transaction; (x) the outcome of any legal proceedings that may be instituted against Aeries or the Company related to the Business Combination Agreement or the proposed transaction; (xi) the ability to maintain the listing of the Company’s securities on the Nasdaq Global Market or the Nasdaq Capital Market; (xii) potential volatility in the price of the Company’s securities due to a variety of factors, including economic conditions and the effects of these conditions on Aeries’s clients’ businesses and levels of activity, changes in laws and regulations affecting Aeries’s business and changes in the combined company’s capital structure; (xiii) the ability to implement business plans, identify and realize additional opportunities and achieve forecasts and other expectations after the completion of the proposed transaction; (xiv) the risk that the post-combination company may never achieve or sustain profitability; (xvii) the Company’s potential need to raise additional capital to execute its business plan, which capital may not be available on acceptable terms or at all; and (xv) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations. The forward-looking statements contained in this report are also subject to additional risks, uncertainties, and factors, including those described in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other documents filed or to be filed with the SEC by the Company from time to time. The forward-looking statements included in this report are made only as of the date hereof.

No Offer or Solicitation

This Current Report is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or to buy any securities or a solicitation of any vote or approval and is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to the Company’s shareholders in connection with the proposed transaction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of March 11, 2023 (this “Agreement”), by and among Worldwide Webb Acquisition Corp., WWAC Amalgamation Sub Pte. Ltd. and Aark Singapore Pte. Ltd.

10.1	Form of Exchange Agreement by and among Aeries Technology, Inc., Aeries Technology Group Business Accelerators Private Limited, Aark Singapore Pte. Ltd. and the shareholders listed on the signature page.

10.2	Sponsor Support Agreement by and among Worldwide Acquisition Sponsor, LLC, Worldwide Webb Acquisition Corp. and Aark Singapore Pte. Ltd.

10.3	Sellers Support Agreement by and among Aark Singapore Pte. Ltd., Worldwide Webb Acquisition Corp., and certain of the shareholders of Aeries Technology Group Business Accelerators Private Limited.

99.1	Press Release dated March 13, 2023.

99.2	Management Presentation dated March 13, 2023.

99.3	Transcript of Investor Call dated March 13, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDWIDE WEBB ACQUISITION CORP.

Date: March 13, 2023	By:	/s/ Daniel S. Webb
	Name:	Daniel S. Webb
	Title:	Chief Executive Officer